Exhibit 4.3

Execution Version

ADDITIONAL FIRST LIEN SECURED PARTY CONSENT

March 19, 2020

Bank of America, N.A.

555 California Street, 4th Floor

San Francisco, California 94104

The undersigned is the Administrative Agent under that certain Credit Agreement described (and as such term is defined) below with respect to the New Secured Obligations described (and as such term is defined) below, and solely in such capacity (and not individually) it is the Authorized Representative for Persons wishing to become First Lien Secured Parties (the “New Secured Parties”) under (i) the Amended and Restated Security Agreement dated as of March 2, 2009 (as heretofore amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such term by the Security Agreement)) and (ii) the Amended and Restated Pledge Agreement dated as of March 2, 2009 (as heretofore amended and/or supplemented, the “Pledge Agreement”) among HCA Inc. (the “Company”), the Subsidiary Grantors party thereto and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”).

In consideration of the foregoing, the undersigned Administrative Agent hereby:

(i) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Security Agreement and the Pledge Agreement on behalf of the New Secured Parties under that certain Credit Agreement (the “New Secured Obligations”) dated as of March 19, 2020 among the Company, the Administrative Agent and the Lenders from time to time party thereto, and to act as the Representative for the New Secured Parties;

(ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement and the Pledge Agreement and the First Lien Intercreditor Agreement and the Additional Receivables Intercreditor Agreement applicable to it;

(iii) confirms the authority of the Collateral Agent, on its own behalf and on behalf of the New Secured Parties, to enter into one or more Additional General Intercreditor Agreements (and supplements or joinders thereto) with the applicable Junior Lien Collateral Agent and, if applicable, the trustee or other Junior Lien Representative for the Junior Lien Obligations (each as defined in the Indenture) (each, an “Additional General Intercreditor Agreement”) on terms no less favorable, taken as a whole, to the First Lien Secured Parties than the terms under the Additional General Intercreditor Agreement, dated as of October 23, 2012, by and among the Collateral Agent, The Bank of New York Mellon, in its capacity as junior lien collateral agent and The Bank of New York Mellon Trust Company, N.A., in its capacity as 2009 second lien trustee, and upon execution of any such Additional General Intercreditor Agreement, agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to it and the New Secured Parties as fully as if it had been a party to each such agreement;

(iv) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other First Lien Secured Parties and to exercise such powers under the Security Agreement and the Pledge Agreement and First Lien Intercreditor Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(v) accepts and acknowledges the terms of the First Lien Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Additional First Lien Obligations, with all the rights and obligations of a First Lien Secured Party thereunder and bound by all the provisions thereof (including, without limitation, Section 2.02(b) thereof) as fully as if it had been an First Lien Secured Party on the effective date of the First Lien Intercreditor Agreement and agrees that its address for receiving notices pursuant to the First Lien Security Agreement, the First Lien Security Documents (as defined in the First Lien Intercreditor Agreement), the Additional Receivables Intercreditor Agreement and any Additional General Intercreditor Agreement shall be as follows:

Bank of America, N.A.

1455 Market Street, 5th Floor

CAS-701-05-19

San Francisco, CA 94103-1399

Attention: Liliana Claar

Telephone: (415) 436-2770

Telecopy: (415) 503-5003

(vi) accepts and acknowledges the terms of the Additional Receivables Intercreditor Agreement on its behalf and on behalf of the New Secured Parties, confirms the authority of the Collateral Agent to enter into such agreements on its behalf and on behalf of the New Secured Parties and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to it and the New Secured Parties as fully as if it had been a party to each such agreement.

In executing and delivering this instrument and in taking any action (or forbearing from action) pursuant hereto, the undersigned Trustee shall have the rights, indemnities, protections and other benefits granted to it under the Indenture.

The Collateral Agent, by acknowledging and agreeing to this Additional First Lien Secured Party Consent, accepts the appointment set forth in clause (iv) above.

THIS ADDITIONAL FIRST LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional First Lien Secured Party Consent to be duly executed by its authorized officer as of the date first set forth above.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Liliana Claar
	Name:	Liliana Claar
	Title:	Vice President

Additional First Lien Secured Party Consent

Acknowledged and Agreed

BANK OF AMERICA, N.A.,

as Collateral Agent

By:	/s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

Additional First Lien Secured Party Consent

HCA Inc., a Delaware corporation

By:	/s/ J. William B. Morrow

Name:	J. William B. Morrow
Title:	Senior Vice President – Finance and Treasurer

Additional First Lien Secured Party Consent

The Subsidiaries listed on Schedule I hereto, each as Grantor

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Signatory

MediCredit, Inc., as Grantor

By:	/s/ N. Eric Ward
	Name:	N. Eric Ward
	Title:	President and Chief Executive Officer

Additional First Lien Secured Party Consent

SCHEDULE I

American Medicorp Development Co.

Bay Hospital, Inc.

Brigham City Community Hospital, Inc.

Brookwood Medical Center of Gulfport, Inc.

Capital Division, Inc.

Centerpoint Medical Center of Independence, LLC

Central Florida Regional Hospital, Inc.

Central Shared Services, LLC

Central Tennessee Hospital Corporation

CHCA Bayshore, L.P.

CHCA Conroe, L.P.

CHCA Mainland, L.P.

CHCA Pearland, L.P.

CHCA West Houston, L.P.

CHCA Woman’s Hospital, L.P.

Chippenham & Johnston-Willis Hospitals, Inc.

Citrus Memorial Hospital, Inc.

Citrus Memorial Property Management, Inc.

Colorado Health Systems, Inc.

Columbia ASC Management, L.P.

Columbia Healthcare System of Louisiana, Inc.

Columbia Jacksonville Healthcare System, Inc.

Columbia LaGrange Hospital, LLC

Columbia Medical Center of Arlington Subsidiary, L.P.

Columbia Medical Center of Denton Subsidiary, L.P.

Columbia Medical Center of Las Colinas, Inc.

Columbia Medical Center of Lewisville Subsidiary, L.P.

Columbia Medical Center of McKinney Subsidiary, L.P.

Columbia Medical Center of Plano Subsidiary, L.P.

Columbia North Hills Hospital Subsidiary, L.P.

Columbia Ogden Medical Center, Inc.

Columbia Parkersburg Healthcare System, LLC

Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.

Columbia Rio Grande Healthcare, L.P.

Columbia Riverside, Inc.

Columbia Valley Healthcare System, L.P.

Columbia/Alleghany Regional Hospital, Incorporated

Columbia/HCA John Randolph, Inc.

Columbine Psychiatric Center, Inc.

Columbus Cardiology, Inc.

Conroe Hospital Corporation

Cy-Fair Medical Center Hospital, LLC

Dallas/Ft. Worth Physician, LLC

Dublin Community Hospital, LLC

East Florida – DMC, Inc.

Eastern Idaho Health Services, Inc.

Edward White Hospital, Inc.

El Paso Surgicenter, Inc.

Additional First Lien Secured Party Consent

Encino Hospital Corporation, Inc.

EP Health, LLC

Fairview Park GP, LLC

Fairview Park, Limited Partnership

Frankfort Hospital, Inc.

Galen Property, LLC

Good Samaritan Hospital, L.P.

Goppert-Trinity Family Care, LLC

GPCH-GP, Inc.

Grand Strand Regional Medical Center, LLC

Green Oaks Hospital Subsidiary, L.P.

Greenview Hospital, Inc.

H2U Wellness Centers, LLC

HCA — HealthONE LLC

HCA — IT&S Field Operations, Inc.

HCA — IT&S Inventory Management, Inc.

HCA American Finance LLC

HCA Central Group, Inc.

HCA Health Services of Florida, Inc.

HCA Health Services of Louisiana, Inc.

HCA Health Services of Tennessee, Inc.

HCA Health Services of Virginia, Inc.

HCA Management Services, L.P.

HCA Pearland GP, Inc.

HCA Realty, Inc.

HD&S Corp. Successor, Inc.

Health Midwest Office Facilities Corporation

Health Midwest Ventures Group, Inc.

HealthTrust Workforce Solutions, LLC

Hendersonville Hospital Corporation

Hospital Corporation of Tennessee

Hospital Corporation of Utah

Hospital Development Properties, Inc.

Houston – PPH, LLC

Houston NW Manager, LLC

HPG Enterprises, LLC

HSS Holdco, LLC

HSS Systems, LLC

HSS Virginia, L.P.

HTI Memorial Hospital Corporation

HTI MOB, LLC

Integrated Regional Lab, LLC

Integrated Regional Laboratories, LLP

JFK Medical Center Limited Partnership

JPM AA Housing, LLC

KPH-Consolidation, Inc.

Lakeview Medical Center, LLC

Largo Medical Center, Inc.

Las Vegas Surgicare, Inc.

Lawnwood Medical Center, Inc.

Lewis-Gale Hospital, Incorporated

Additional First Lien Secured Party Consent

Lewis-Gale Medical Center, LLC

Lewis-Gale Physicians, LLC

Lone Peak Hospital, Inc.

Los Robles Regional Medical Center

Management Services Holdings, Inc.

Marietta Surgical Center, Inc.

Marion Community Hospital, Inc.

MCA Investment Company

Medical Centers of Oklahoma, LLC

Medical Office Buildings of Kansas, LLC

Memorial Healthcare Group, Inc.

Midwest Division — ACH, LLC

Midwest Division — LRHC, LLC

Midwest Division — LSH, LLC

Midwest Division — MCI, LLC

Midwest Division — MMC, LLC

Midwest Division — OPRMC, LLC

Midwest Division — RBH, LLC

Midwest Division — RMC, LLC

Midwest Holdings, Inc.

Montgomery Regional Hospital, Inc.

Mountain Division — CVH, LLC

Mountain View Hospital, Inc.

Nashville Shared Services General Partnership

National Patient Account Services, Inc.

New Iberia Healthcare, LLC

New Port Richey Hospital, Inc.

New Rose Holding Company, Inc.

North Florida Immediate Care Center, Inc.

North Florida Regional Medical Center, Inc.

North Houston – TRMC, LLC

North Texas — MCA, LLC

Northern Utah Healthcare Corporation

Northern Virginia Community Hospital, LLC

Northlake Medical Center, LLC

Notami Hospitals of Louisiana, Inc.

Notami Hospitals, LLC

Okaloosa Hospital, Inc.

Okeechobee Hospital, Inc.

Oklahoma Holding Company, LLC

Outpatient Cardiovascular Center of Central Florida, LLC

Outpatient Services Holdings, Inc.

Oviedo Medical Center, LLC

Palms West Hospital Limited Partnership

Parallon Business Solutions, LLC

Parallon Enterprises, LLC

Parallon Health Information Solutions, LLC

Parallon Holdings, LLC

Parallon Payroll Solutions, LLC

Parallon Physician Services, LLC

Parallon Revenue Cycle Services, Inc.

Additional First Lien Secured Party Consent

Pasadena Bayshore Hospital, Inc.

PatientKeeper, Inc.

Pearland Partner, LLC

Plantation General Hospital, L.P.

Primary Health, Inc.

Poinciana Medical Center, Inc.

PTS Solutions, LLC

Pulaski Community Hospital, Inc.

Putnam Community Medical Center of North Florida, LLC

Redmond Park Hospital, LLC

Redmond Physician Practice Company

Reston Hospital Center, LLC

Retreat Hospital, LLC

Rio Grande Regional Hospital, Inc.

Riverside Healthcare System, L.P.

Riverside Hospital, Inc.

Samaritan, LLC

San Jose Healthcare System, LP

San Jose Hospital, L.P.

San Jose Medical Center, LLC

San Jose, LLC

Sarah Cannon Research Institute, LLC

Sarasota Doctors Hospital, Inc.

Savannah Health Services, LLC

SCRI Holdings, LLC

Sebring Health Services, LLC

SJMC, LLC

Southeast Georgia Health Services, LLC

Southern Hills Medical Center, LLC

Southpoint, LLC

Spalding Rehabilitation L.L.C.

Spotsylvania Medical Center, Inc.

Spring Branch Medical Center, Inc.

Spring Hill Hospital, Inc.

SSHR Holdco, LLC

Sun City Hospital, Inc.

Sunrise Mountainview Hospital, Inc.

Surgicare of Brandon, Inc.

Surgicare of Florida, Inc.

Surgicare of Houston Women’s, Inc.

Surgicare of Manatee, Inc.

Surgicare of Newport Richey, Inc.

Surgicare of Palms West, LLC

Surgicare of Riverside, LLC

Tallahassee Medical Center, Inc.

TCMC Madison-Portland, Inc.

Terre Haute Hospital GP, Inc.

Terre Haute Hospital Holdings, Inc.

Terre Haute MOB, L.P.

Terre Haute Regional Hospital, L.P.

The Regional Health System of Acadiana, LLC

Additional First Lien Secured Party Consent

Timpanogos Regional Medical Services, Inc.

Trident Medical Center, LLC

U.S. Collections, Inc.

Utah Medco, LLC

VH Holdco, Inc.

VH Holdings, Inc.

Virginia Psychiatric Company, Inc.

Vision Consulting Group, LLC

Vision Holdings, LLC

Walterboro Community Hospital, Inc.

WCP Properties, LLC

Weatherford Health Services, LLC

Wesley Medical Center, LLC

West Florida — MHT, LLC

West Florida — PPH, LLC

West Florida Regional Medical Center, Inc.

West Valley Medical Center, Inc.

Western Plains Capital, Inc.

WHMC, Inc.

Woman’s Hospital of Texas, Incorporated

Additional First Lien Secured Party Consent